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                                                                  Exhibit 10.1

                         EXECUTIVE EMPLOYMENT AGREEMENT


         This Employment Agreement (this "AGREEMENT") is entered into effective as of September 15, 2000 (the "EFFECTIVE DATE") by and between marchFIRST, Inc. (together with its successors and assigns, the "COMPANY") and Thomas R. Metz (the "EXECUTIVE").

         In consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the Company and the Executive (the "PARTIES"), intending to be legally bound hereby, agree as follows:

         SECTION 1. EMPLOYMENT AND DUTIES. The Company hereby employs the Executive to serve as the President and Chief Operating Officer of the Company during the Term (as such term is defined in Section 3). The Executive accepts such employment on the terms and conditions set forth in this Agreement. During the Term, the Executive shall have all authorities and responsibilities customarily exercised by the President and Chief Operating Officer of a company of the size and nature of the Company; shall perform such other duties, consistent with the foregoing, as may be assigned him from time to time by the Chief Executive Officer of the Company or, in the absence of a Chief Executive Officer, the Board of Directors of the Company (the "BOARD"); and shall report solely and directly to the Chief Executive Officer and/or the Board. During the Term, the Executive shall devote substantially all of his business time and efforts to the business and interests of the Company and shall use his best reasonable efforts to comply with all Company policies and procedures of which he has notice. During the Term, the Executive's principal place of employment shall be at the Company's headquarters in Chicago, Illinois. The Executive shall not engage in any other business activity during the Term; provided, however, that, to the extent such activities do not adversely affect the performance of his responsibilities to the Company hereunder, the Executive may manage his personal investments and affairs, serve on the boards of not-for-profit enterprises, and participate in charitable and civic affairs. The Executive may not serve on boards of for-profit enterprises without the prior written consent of the Company.

         During the Term, the Executive shall serve as an advisor to the Board. The Company shall nominate him for election to the Board at the first annual meeting of stockholders following the Effective Date and shall use reasonable efforts to secure his appointment to any vacancy on the Board that may occur prior to that time. The Executive agrees to serve as a member of the Board, if elected, and agrees to tender his resignation from the Board at the Company's request in the event of any termination of his employment hereunder.

         SECTION 2. COMPENSATION. In consideration of the services to be performed by the Executive hereunder, the Executive shall receive the following compensation and benefits:

                  2.1. BASE SALARY. During the Term, the Executive shall be paid an annual base salary (the "BASE SALARY") which shall be payable in periodic installments in accordance with the Company's annual payroll practices, but no less frequently than monthly. The Base Salary shall initially be at a rate of $500,000 per year. The Base Salary shall be subject to review by the Board


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no less frequently than annually during the Term; shall not during the Term be decreased at any time, or for any purpose (including for purposes of determining benefits under Section 4); and shall at no time during the Term be lower, on an annualized basis, than the annualized base salary of any other executive officer of the Company (other than the Company's Chief Executive Officer).

                  2.2. BENEFITS. During the Term, the Executive shall (i) be provided with employee welfare benefits (including health insurance, long term disability insurance and dental insurance) on no less favorable a basis than the basis on which such benefits are generally made available to other senior executives of the Company, (ii) be eligible to participate in the Company's 401(k) Plan, and in any other savings, retirement or pension plan made generally available to senior executives of the Company, on no less favorable a basis than the basis applying to other senior executives of the Company, (iii) be provided $4 million of term life insurance, or such lesser amount as may be available at an annual cost not exceeding $35,000, (iv) be reimbursed in accordance with the Company's reimbursement policies (or otherwise as expressly approved by the Board) for travel and entertainment expenses, cell phone charges and other business related expenses incurred in the performance of his duties hereunder, and (v) be entitled to four (4) weeks paid vacation per year, provided that he may not take more than two consecutive weeks vacation at any time without the consent of the Board or the Chief Executive Officer. For purposes of determining his entitlements under each employee benefit plan and arrangement in which he participates, the Executive shall be credited with all of his service at the Company and at any predecessor of the Company (including, without limitation, US Web and Mitchell Madison Group).

                  2.3.     BONUSES.

                  (a) For calendar year 2000, the Executive shall receive a bonus (an "ANNUAL BONUS") based on the arrangements applying prior to his employment hereunder and determined as though his employment under those arrangements had continued until such bonus had been paid. For each subsequent calendar year that ends during the Term, the Executive shall receive a bonus (an "ANNUAL BONUS") equal to 40% of his actual Base Salary for such year if performance goals to be mutually agreed upon by the Executive and the Board for such year are satisfied.

                  (b) The Annual Bonus for each calendar year shall be paid within 75 days after the last day of such year. The Executive must be employed by the Company on the last day of the year to receive the Annual Bonus for that year, except that the Board may waive this requirement in its sole discretion. At the request of the Company, if an Annual Bonus would not be deductible in full by the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "CODE"), if paid when due pursuant to the first sentence of this Section 2.3(b), then payment of such part of the Annual Bonus as would not be deductible may be deferred by the Company, with 12% interest compounded quarterly, until ten days following the earlier of (x) the Termination Date and
(y) the first date on which the deductibility of such deferred amount (with interest) would not be limited under Code Section 162(m).


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                  (c)      The Executive shall, within 75 days after the third
anniversary of the Effective Date, be paid a one-time cash bonus of $200,000 (the "SUCCESSOR BONUS") if the Executive is still employed hereunder on such third anniversary and if a successor to the Executive as the second-most senior executive of the Company has either joined, or agreed to join, the Company and has been approved as the Executive's successor by the Board. At the request of the Company, if the Successor Bonus would not be deductible in full by the Company pursuant to Section 162(m) of the Code if paid when due pursuant to the first sentence of this Section 2.3(c), then payment of such part of the Successor Bonus as would not be deductible may be deferred by the Company, with 12% interest compounded quarterly, until ten days following the earlier of (x) the Termination Date and (y) the first date on which the deductibility of such deferred amount (with interest) would not be limited under Code Section 162(m).

                  2.4. RESTRICTED STOCK AWARD. As of the Effective Date, the Executive shall receive a restricted stock award for 300,000 shares of Company common stock the ("AWARD SHARES") in substantially the form attached hereto as Exhibit A. The Executive shall timely file a Section 83(b) election with respect to the entire grant. The Company shall extend a loan to the Executive to fund the Executive's incremental state, federal and local income and other tax obligations incurred and paid on account of the grant of the Award Shares and the filing of the 83(b) election, such loan to be made (to the extent practicable) at least 30 days prior to the time that such incremental tax obligations are due to be paid. Such loan shall: (a) be non-recourse to the Executive (except that (x) in the event of a Voluntary Termination, or a Termination for Cause, before the first anniversary of the Effective Date, the note shall be two-thirds recourse to the Executive and (y) in the event of a Voluntary Termination, or a Termination for Cause, on or after the first anniversary of the Effective Date and before the second anniversary of the Effective Date, the note shall be one-third recourse to the Executive); (b) be repayable on the earlier of (x) December 31, 2003 and (y) the thirtieth day following the last day that the Executive is employed by the Company or any of its subsidiaries; (c) bear quarterly interest (compounded and paid at maturity) at the mid-term Applicable Federal Rate; and (d) be secured by a pledge of one half of the Award Shares scheduled to vest on each of the first three anniversaries of the Effective Date. The repayment and security obligations shall be pursuant to a promissory note and a security agreement, each in a form approved by the Executive, which approval shall not be unreasonably withheld.

                  2.5. STOCK OPTION CANCELLATION. Except for the options for 59,957 shares at $26.4451 originally granted on September 3, 1999 (which shall remain in full force and effect in accordance with their terms), the Executive hereby agrees that all vested and unvested Company stock options held by him on the Effective Date are cancelled as of the Effective Date without further right of exercise.

                  2.6. ANNUAL STOCK OPTION GRANTS. The Executive shall be entitled to a grant of a stock option (an "ANNUAL STOCK OPTION GRANT") (a) on or before April 16 in calendar year 2001, (b) on or before March 15 in calendar year 2002, and (c) on or before March 15 in calendar year 2003, PROVIDED, in each case, that the Termination Date shall not have occurred prior to the


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date of grant and, in the case of the grants in calendar years 2002 and 2003, that the performance criteria entitling him to an Annual Bonus for the preceding calendar year shall have been satisfied. Each Annual Stock Option Grant shall cover common stock having a fair market value as of the date of grant, based (if the common stock is publicly traded as of the date of grant) on the closing price of common stock on the most recent trading day preceding the date of grant, equaling at least 200% of the Executive's annualized Base Salary as of the date of grant; shall vest, during the Term, with respect to at least 25% of the shares on or before the first anniversary of the Effective Date that follows the date of grant and at least 2% of the shares each month thereafter; shall have an exercise price equal to fair market value as of the date of grant; and shall otherwise be on terms and conditions no less favorable to the Executive than those applying generally to other stock options granted to senior executives of the Company in the year of grant. Each Annual Stock Option Grant shall be made under the Company's stockholder approved plan, provided that if and to the extent that the number of shares required to be covered by an Annual Stock Option Grant in any year would exceed the maximum number that may be granted to the Executive under such plan in such year, then (x) such Annual Stock Option Grant shall to that extent be made separate from such plan and (y) the Company shall cause an S-8 registration statement to be filed and made effective with respect to such grant prior to the date such grant is made. No stock options shall be granted within six months following the Effective Date.

                  2.7. RESIDENTIAL ACCOMMODATION. During the Term the Company shall provide, at no after-tax cost to the Executive (I.E., with full tax gross-up), a suitable two-bedroom furnished rental apartment in Chicago.

         SECTION 3. TERM. The term of the Executive's employment hereunder shall commence on the Effective Date and, unless sooner terminated in accordance with Section 4, shall continue until December 31, 2003. The term of the Executive's employment hereunder is referred to herein as the "TERM."

         SECTION 4.        TERMINATION OF EMPLOYMENT.

                  4.1. TERMINATION DUE TO DEATH. In the event that the Executive's employment with the Company is terminated due to his death, his estate or his beneficiaries (as the case may be) shall be entitled to the following:

                  (a) Base Salary for a period of 30 days following the date of death;

                  (b) prompt payment of a Pro-Rata Annual Incentive Award for the year in which his death occurs; and

                  (c) full vesting, as of the date of death, for all unvested Award Shares.


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                  4.2.     TERMINATION DUE TO DISABILITY. In the event that the
Executive's employment with the Company is terminated due to Disability, he shall be entitled to the following:

                  (a) Base Salary until the earlier of (x) the 180th day following the Termination Date and (y) the date on which the Executive begins receiving long-term payments under the Company's applicable disability coverage;

                  (b) prompt payment of a Pro-Rata Annual Incentive Award for the year in which his employment terminates; and

                  (c) full vesting, as of the Termination Date, for all unvested Award Shares.

                  No termination of the Executive's employment for Disability shall be effective unless the Party terminating his employment first gives 15 days' written notice of such termination to the other Party.

                  4.3.     TERMINATION FOR CAUSE.

                  (a) No termination of the Executive's employment by the Company for Cause shall be effective as a Termination for Cause unless the provisions of this Section 4.3(a) shall first have been complied with. The Executive shall be given written notice by the Board of its intention to terminate him for Cause, such notice (A) to state in detail the particular circumstances that constitute the grounds on which the proposed termination for Cause is based and (B) to be given no later than 180 days after the Board first learns of such circumstances. The Executive shall have 20 days after receiving such notice in which to cure or correct such grounds, to the extent that cure or correction is possible. If he fails to cure or correct such grounds, the Executive shall then be entitled to a hearing before the Board. Such hearing shall be held within 25 days of his receiving such notice, provided that he requests such hearing within 20 days of receiving such notice. If, within five days following such hearing, the Board gives written notice to the Executive confirming that, in the judgment of at least a majority of the members of the Board, Cause for terminating his employment on the basis set forth in the original notice exists, his employment with the Company shall thereupon be terminated for Cause, subject to DE NOVO review, at the Executive's election, through arbitration in accordance with Section 10.

                  (b) In the event that a Termination for Cause occurs, the Executive shall be entitled to the benefits described in Section 4.8.

                  4.4. TERMINATION WITHOUT CAUSE. In the event that the Executive's employment with the Company is terminated by the Company, other than for Disability in accordance with Section 4.2 or in a Termination for Cause, he shall be entitled to:


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                  (a)      an amount, payable in a lump sum promptly following
the Termination Date, equal to six months' Base Salary (unless the termination is in connection with, or within one year following, a Change of Control, in which event one year's Base Salary), at the annualized rate in effect on the Termination Date; PROVIDED that such amount shall not be paid to the Executive until (x) he shall have delivered to the Company a signed general release in substantially the form appended hereto as Exhibit B and (y) the periods for considering and revoking such release shall have expired;

                  (b) prompt payment of a Pro-Rata Annual Incentive Award for the year in which his employment terminates;

                  (c) full vesting, as of the Termination Date, of all unvested Award Shares; and

                  (d) 180 days following the Termination Date to exercise all stock options to the extent vested as of the Termination Date.

                  4.5. TERMINATION FOR GOOD REASON. In the event that a Termination For Good Reason occurs, the Executive shall have the same entitlements as provided under Section 4.4 for a termination by the Company without Cause (with, for the avoidance of doubt, the Company's obligation under Section 4.4(a) being subject to the proviso there set forth).

                  4.6. VOLUNTARY TERMINATION. In the event that the Executive terminates his employment with the Company in a Voluntary Termination, he shall have the same entitlements as provided in Section 4.3(b) in the case of a Termination for Cause. A Voluntary Termination on no less than 90 days notice from the Executive to the Company shall not be deemed a breach of this Agreement.

                  4.7. EXPIRATION OF THE TERM. In the event that the Executive's employment with the Company terminates by expiration of the Term on December 31, 2003, the Executive shall have the same entitlements as provided in
Section 4.3(b) in the case of a Termination for Cause except, in addition, such termination shall be treated as a retirement at normal retirement age for purposes of determining stock option vesting and exercisability.

                  4.8.     MISCELLANEOUS.

                  (a) On any termination of the Executive's employment with the Company, he shall be entitled to:

                           (i)      Base Salary through the Termination Date;

                           (ii)     the balance of any annual, long-term, or
other incentive award earned (but not yet paid);

                           (iii)    any amounts due under Section 2;


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                           (iv)     a lump-sum payment in respect of accrued but
unused vacation days at his Base Salary rate in effect as of the Termination
Date;

                           (v)      other or additional benefits in accordance
with applicable plans, programs, agreements and arrangements of the Company and its Affiliates (including, without limitation, Sections 8 and 10, the Restricted Stock Award of which a form is attached as Exhibit A, and any stock option granted pursuant to Section 2.6 or otherwise); and

                           (vi)     payment, promptly when due, of all amounts
owed to him in connection with the termination, such payments to be made by wire transfer of same day funds to the extent reasonably requested by the Executive.

                  (b) In the event of any termination of the Executive's employment with the Company, the Executive shall be under no obligation to seek other employment or otherwise mitigate the obligations of the Company under this Agreement, and there shall be no offset against amounts due the Executive under this Agreement on account of (i) any Claim that the Company or any of its Affiliates may have against him or (ii) any remuneration or other benefit earned or received by the Executive after such termination. Any amounts due under this
Section 4 are considered to be reasonable by the Company and are not in the nature of a penalty.

                  4.9. DEFINITIONS. For the purposes of this Agreement, the following terms shall have the following meanings indicated:

                  (a) "CHANGE OF CONTROL" shall mean (i) any transaction or series of transactions in which any person or group (within the meaning of Rule 13d-5 under the Exchange Act and Sections 13(d) and 14(d) of the Exchange Act) becomes the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), by way of a stock issuance, tender offer, merger, consolidation, other business combination or otherwise, of greater than 50% of the total voting power (on a fully diluted basis as if all convertible securities had been converted and all warrants and options had been exercised) entitled to vote in the election of directors of the Company (including any transaction in which the Company becomes a wholly owned or majority owned subsidiary of another entity), (ii) any merger or consolidation or reorganization in which the Company does not survive, (iii) any merger or consolidation in which the Company survives, but the shares of the Company's common stock outstanding immediately prior to such merger or consolidation represent less than 50% of the voting power of the Company after such merger or consolidation, and (iv) any transaction or series of transactions in which more than 50% of the Company's assets (measured by value) are sold.

                  (b) "DISABILITY" shall mean the Executive's inability, for a continuous period of 180 days, to adequately perform his regular duties, with or without accommodation, due to a physical or mental illness, condition or disability, as determined by an approved medical doctor. For this purpose, an approved medical doctor shall mean a medical doctor selected by the Parties.


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If the Parties cannot agree on a medical doctor, each Party shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose.

                  (c) "CAUSE" shall mean: (i) conviction of, or a plea of guilty or no contest to, a felony or any crime involving moral turpitude; (ii) repeated willful failure or refusal by the Executive to use his best reasonable efforts to follow reasonable policies, or reasonable directives, that are established by the Chief Executive Officer or the Board and that relate to material issues; (iii) willful repeated use by the Executive of alcohol or drugs on Company premises, or the Executive's untreated alcoholism or drug abuse, in each case impairing the Executive's ability to perform his duties hereunder; or
(iv) in carrying out his duties hereunder, the Executive engages in conduct that constitutes willful gross neglect, or willful gross misconduct, and that results in material harm to the Company; provided that, for purposes of this Section 4.8(c), no conduct shall be deemed "willful" if the Executive believed, in good faith, that such conduct was in, or not opposed to, the interests of the Company.

                  (d) "TERMINATION FOR GOOD REASON" shall mean a termination by the Executive of his employment with the Company on 20 days' written notice given by him to the Company following of the occurrence of any of the following events without his express prior written consent, unless the Company shall have fully cured all grounds for such termination within 15 days after the Executive gives notice thereof:

                           (i)      any failure to continue the Executive in the
position of President and Chief Operating Officer of the Company or as a member of the Board of the Company;

                           (ii)     any material diminution in the Executive's
duties or authorities; the assignment to the Executive of duties that are materially inconsistent with, or materially impair his ability to perform, the duties then assigned to him; or any change in the reporting structure so that the Executive reports to a person or entity other than the Board or the Company's Chief Executive Officer;

                           (iii)    any relocation of the Executive's principal
office outside the Company's headquarters or more than 35 miles from Chicago, Illinois, or any material breach by the Company of any of its obligations under
Section 2 or of any of its representations or warranties in Section 7.2 or of any material term of any restricted stock award, stock option grant, other equity grant, or long-term incentive agreement or grant; or

                           (iv)     the failure of the Company to obtain the
assumption in writing of its obligations under this Agreement by any successor to all or substantially all of its business or assets within 15 days after any reconstruction, amalgamation, combination, merger, consolidation, sale, liquidation or similar transaction.


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                  (e)      "VOLUNTARY TERMINATION" shall mean any voluntary
termination by the Executive of his employment hereunder prior to December 31, 2003, other than a Termination For Good Reason or a termination for Disability.

                  (f) "TERMINATION FOR CAUSE" shall mean a termination of the Executive's employment hereunder by the Company for Cause in accordance with
Section 4.3.

                  (g) "PRO-RATA ANNUAL INCENTIVE AWARD" shall mean an amount equal to the product obtained by MULTIPLYING (x) the AVERAGE of (A) the Executive's Annual Bonus amount for the prior year (with such amount being deemed to be $200,000 for calendar years 1999 and 2000) and (B) the Executive's target Annual Bonus amount for the calendar year during which his employment with the Company terminates (with such amount being deemed to be $200,000 for calendar year 2000) TIMES (y) a fraction, the numerator of which is the number of days he was employed hereunder during the year of termination and the denominator of which is 365.

                  (h) "TERMINATION DATE" shall mean the date on which the Executive's employment hereunder terminates in accordance with this Agreement.

                  (i) "AFFILIATE" of a person or entity shall mean any person or entity that directly or indirectly controls, is controlled by, or is under common control with, such person or entity.

                  (j) "CLAIM" shall mean any claim, demand, request, investigation, dispute, controversy, threat, discovery request, or request for testimony or information.

                  (k) "PROCEEDING" shall mean any threatened or actual action, suit or proceeding, whether civil, criminal, administrative, investigative, appellate or other.

         SECTION 5.        CERTAIN COVENANTS OF THE EXECUTIVE.

                  5.1.     CONFIDENTIAL INFORMATION.

                  (a) The Executive acknowledges and agrees that: (i) in the course of his employment or continued employment by the Company, it will or may be necessary for the Executive to create, use or have access to (A) technical, business, or customer information, materials, or data relating to the marchFIRST Companies' present or planned business which has not previously been released to the public with the marchFIRST Companies' authorization, including, but not limited to, confidential information, materials or proprietary data belonging to the marchFIRST Companies or relating to the marchFIRST Companies' affairs (collectively, "CONFIDENTIAL INFORMATION") and (B) information and materials that concern the marchFIRST Companies' business that come into the Executive's possession by reason of employment with the Company (collectively, "BUSINESS RELATED INFORMATION"); (ii) all Confidential Information and Business Related Information are the property of the Company; (iii) the misuse,


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misappropriation or unauthorized disclosure of any Confidential Information or any Business Related Information would constitute a breach of trust and could cause serious and irreparable injury to the marchFIRST Companies; and (iv) it is essential to the protection of the marchFIRST Companies' goodwill and to the maintenance of the marchFIRST Companies' competitive position that all Confidential Information and Business Related Information be kept confidential and that the Executive not improperly disclose any Confidential Information or Business Related Information to others or improperly use any Confidential Information or Business Related Information to the Executive's own advantage or the advantage of others.

                  (b)      In recognition of the acknowledgments contained in
Section 5.1(a) above, the Executive agrees that, during the Term and thereafter until the Confidential Information and Business Related Information becomes publicly available (otherwise than through breach by the Executive), the Executive shall: (i) hold and safeguard all Confidential Information and Business Related Information in trust for the Company, its Affiliates, and their successors and assigns; (ii) not improperly appropriate or improperly disclose or improperly make available to anyone for use outside of the Company's organization at any time, either during employment with the Company or subsequent to the termination of employment with the Company for any reason, any Confidential Information or Business Related Information, whether or not developed by the Executive; (iii) keep in strictest confidence any Confidential Information or Business Related Information; and (iv) not disclose or divulge, or allow to be disclosed or divulged by any person within the Executive's control, to any person, firm or corporation, or use directly or indirectly, for the Executive's own benefit or the benefit of others, any Confidential Information or Business Related Information except, in the case of each of the foregoing clauses, (x) in connection with the performance of the Executive's duties for the Company and its Affiliates, (y) in confidence to an attorney for the purpose of securing legal advice and (z) as required by law or by a court, governmental agency, legislative body, arbitrator or other person or entity with apparent jurisdiction to order disclosure.

                  (c) Any methodologies, inventions, improvements, discoveries, processes, programs or systems developed or discovered by the Executive, whether during working hours or by using the marchFIRST Companies' facilities, equipment or trade secrets, shall be the sole and exclusive property of the Company. The Executive shall, upon reasonable request by the Company, execute and deliver such assignments and other documents necessary to vest, at the Company's sole expense, all right, title and interest in any discovery or development in the Company. The Company may, upon prior notice to the Executive and without any fee, film, videotape, photograph and record the Executive's voice and likeness, and may utilize the Executive's name and likeness, in connection with the promotion of the Company. The Company shall own all rights in any such film, videotape, photograph or record of the Executive's voice and likeness for such use. The Executive acknowledges receipt of the notice provided by the Company pursuant to the Employee Patent Act (765 Illinois Compiled Statutes, Act 1060) attached as Exhibit C hereto, the terms of which are incorporated herein by reference.


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                  5.2.     NON-SOLICITATION. The Executive agrees that, during
the Term and for one year thereafter, the Executive shall not knowingly (other than in connection with his services for the Company) directly or indirectly on his own behalf, or on behalf of any business which provides or sells services or products in competition with the Company or any of its subsidiaries, (i) solicit, interfere with, or endeavor to entice away from the Company or any of its subsidiaries, or sell products or services which are materially competitive with the products or services of the Company or any of its subsidiaries to, any person or entity that the Executive knows to be a client of the Company or any of its subsidiaries, or a potential client of the Company or any of its subsidiaries which the Company or any of its subsidiaries has solicited or for which the Company or any of its subsidiaries has been preparing a solicitation within six months prior to the Termination Date; (ii) provide services to such clients or potential clients (as an employee, consultant, or otherwise) that are materially competitive with services provided by the Company or any of its subsidiaries; or (iii) employ, solicit or endeavor to entice away from the Company or any of its subsidiaries any person known to the Executive to have been employed by the Company or any of its subsidiaries during the Executive's employment with the Company or during the one year period following such employment (except where the employment of such person has ended at least six months prior to such employment or solicitation by the Executive).

                  5.3. NON-COMPETE. The Executive further agrees that he shall be bound by, and reaffirms his obligations set forth in, Section 2 of that certain Agreement (regarding Compensation, At-will Employment, Arbitration, and Other Matters) dated September 3, 1999 (the "1999 AGREEMENT"), but in favor of the Company and each of its subsidiaries, to the same extent as if fully incorporated herein (but with the dispute resolution provisions of the 1999 Agreement being superseded by those in this Agreement with respect to the Executive's obligations under such Section 2 and with "Cause" having the meaning set forth in, and being determined in accordance with, this Agreement); PROVIDED that the Executive may in any event perform services that do not directly relate to business activities that compete with any material business of the Company or any of its subsidiaries.

                  5.4.     ENFORCEMENT. In the event that any part of this
Section 5 shall be held unenforceable or invalid, the remaining parts hereof shall nevertheless continue to be valid and enforceable as though the invalid portions had not been a part hereof. In the event that the area, period of restriction, activity or subject established in accordance with this Section 5 shall be deemed to exceed the maximum area, period of restriction, activity or subject that a court or arbitrator of competent jurisdiction deems enforceable, such area, period of restriction, activity or subject shall, for the purpose of this Section 5, be reduced to the extent necessary to render it enforceable.

                  5.5. EQUITABLE RELIEF. The Executive agrees that any violation by him of any covenant in this Section 5 may cause such damage to the Company as will be serious and irreparable and the exact amount of which will be difficult to ascertain, and for that reason, he agrees that the Company shall be entitled to seek, as a matter of right, a temporary, preliminary and/or permanent injunction and/or other injunctive relief, ex parte or otherwise, from any court of competent jurisdiction, restraining any further violations by him. Such injunctive relief shall be in addition to and in no way in limitation of, any and all other remedies the Company may have in law or equity for the enforcement of such covenants and provisions.

                  5.6. DOCUMENTS. Upon any termination of the Executive's employment with the Company, he shall promptly deliver to the Company all materials and documents in his possession, custody or control belonging to or concerning the Company or relating to its affairs and, without limiting the foregoing, shall promptly deliver to the Company any and all other documents or materials containing or constituting Confidential Information or Business Related Information; PROVIDED, however, that the Executive may in all events retain his personal files and correspondence, his personal rolodex, documents relating to his compensation and other personal entitlements, and the like.

         SECTION 6. EXCESS PARACHUTE PAYMENT. In the event that any payment or benefit received or to be received by the Executive in connection with a Change of Control or the termination of the Executive's employment hereunder (whether payable pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a change in control of the Company or any person affiliated with the Company or such person (collectively, the "TOTAL PAYMENTS")) is deemed to be an "excess parachute payment" (in whole or in part) within the meaning of Section 280G of the Code, the amount payable to the Executive under Section 4.4(a), if any, (and including, for avoidance of doubt, the amount payable under Section 4.4(a) through operation of Section 4.5) shall be reduced until either (x) the payment has been reduced to zero or (y) no portion of the Total Payments are considered "excess parachute payments" within the meaning of Section 280G of the Code.

         SECTION 7.        REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE
PARTIES.

                  7.1. The Executive represents and warrants to the Company that (a) delivery and performance of this Agreement by him does not violate any applicable law, regulation, order, judgment or decree or any agreement to which the Executive is a party or by which he is bound; (b) upon the execution and delivery of this Agreement by the Parties, this Agreement shall be a valid and binding obligation of the Executive, enforceable against him in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally; (c) he has not taken and does not have in his possession or control any confidential information or property relating to any former employer; and (d) he will not use confidential information or property of any other employer while employed by the Company.

                  7.2. The Company represents and warrants that (i) it is fully authorized by action of its Board (and of any other person or body whose action is required) to enter into this Agreement and to perform its obligations under it; (ii) the execution, delivery and performance of this Agreement by it does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document to which it is a party or by which it is bound; and (iii) upon the execution and delivery of this Agreement by the Parties, this Agreement shall be a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

                  7.3. Each Party shall indemnify and hold the other harmless for any costs, damages or harm resulting from any breach of the representations, warranties and agreements set forth in this Section 7, including without limitation reasonable attorney's fees and costs of suit.

         SECTION 8. INDEMNIFICATION AND D&O INSURANCE. As of the Effective Date, the Parties shall enter into an agreement relating to indemnification, advancement of expenses and directors and officers insurance in substantially the form attached hereto as Exhibit D.

         SECTION 9.        ASSIGNABILITY; BINDING NATURE.

                  9.1. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns.

                  9.2. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights and obligations may be assigned or transferred pursuant to a reconstruction, amalgamation, merger, consolidation or other combination in which the Company is not the continuing entity, or a sale or liquidation of all or substantially all of the business and assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the business and assets of the Company and such assignee or transferee expressly assumes the liabilities, obligations and duties of the Company as set forth in this Agreement. In the event of any reconstruction, amalgamation, merger, consolidation, other combination, sale of business and assets, or liquidation as described in the preceding sentence, the Company shall use its best reasonable efforts to cause such assignee or transferee to promptly and expressly assume the liabilities, obligations and duties of the Company hereunder.

                  9.3. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 12.4.

         SECTION 10.       RESOLUTION OF DISPUTES.

         Any Claim arising out of or relating to this Agreement, any other agreement between the Executive and the Company or any of its Affiliates, the Executive's employment with the Company or the termination thereof (collectively, "COVERED CLAIMS") shall (except as otherwise provided in Section
5.5 with respect to certain requests for injunctive relief) be resolved by binding confidential arbitration, to be held in Chicago, Illinois, in accordance with the Commercial Arbitration Rules (and not the National Rules for the Resolution of Employment

Disputes) of the American Arbitration Association and this Section 10. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The Company shall promptly and currently pay one half of all costs and expenses (including, without limitation, attorneys' fees and other charges of counsel) incurred by the Executive or his beneficiaries in resolving any such Covered Claim, subject to receiving a written undertaking from the recipient to repay any such reimbursed costs or expenses to the extent that the recipient fails to substantially prevail with respect to such Covered Claim. Pending the resolution of any Covered Claim, the Executive (and his beneficiaries) shall continue to receive all payments and benefits due under this Agreement or otherwise, except to the extent that the arbitrator(s) otherwise provide.

         SECTION 11.       NOTICES.

         Any notice, consent, demand, request, or other communication given to a person or entity in connection with this Agreement shall be in writing and shall be deemed to have been given to such person or entity (a) when delivered personally to such person or entity or (b), provided that a written acknowledgment of receipt is obtained, five days after being sent by prepaid certified or registered mail, or two days after being sent by a nationally recognized overnight courier, to the address (if any) specified below for such person or entity (or to such other address as such person or entity shall have specified by ten days' advance notice given in accordance with this Section 11) or (c), in the case of the Company only, on the first business day after it is sent by facsimile to the facsimile number set forth below (or to such other facsimile number as it shall have specified by ten days' advance notice given in accordance with this Section 11), with a confirmatory copy sent by certified or registered mail or by overnight courier in accordance with this Section 11.

                 If to the Company:   marchFIRST, Inc.
                                      311 South Wacker Drive, Suite 3500
                                      Chicago, IL  60606
                                      Attn: Chief Executive Officer
                                      Facsimile #: (312) 913-3020

                 With a copy to the attention of the Secretary of the Company at the same address and facsimile number.

                 If to the Executive: The address of his
                                      principal residence as it appears in
                                      the Company's records, with a copy
                                      to him (during the Term) at his
                                      office in Chicago.

                 If to a beneficiary  The address most recently specified by the
                 of the Executive:    Executive or beneficiary.

         SECTION 12.       MISCELLANEOUS.

                  12.1. ENTIRE AGREEMENT. This Agreement (which includes for all purposes its Exhibits) contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, term sheets, discussions, negotiations and undertakings, whether written or oral, between them relating to this Agreement; PROVIDED, that it is understood, for the avoidance of doubt, that this Agreement does not supersede (except as expressly provided herein) rights that are vested or accrued as of the Effective Date or any non-duplicative rights or obligations under the 1999 Agreement or related documents. In the event of any inconsistency between any provision of this Agreement and any provision of any plan, employee handbook, personnel manual, program, policy, arrangement or agreement of the Company or any of its Affiliates, the provisions of this Agreement shall control unless the Executive otherwise agrees in a writing that expressly refers to the provision of this Agreement whose control he is waiving.

                  12.2. AMENDMENT OR WAIVER. No provision in this Agreement may be amended unless such amendment is set forth in a writing that expressly refers to this Agreement and that is signed by the Executive and by an officer of the Company. No waiver by any person or entity of any breach of any condition or provision contained in this Agreement shall be deemed a waiver of any similar or dissimilar condition or provision at the same or any prior or subsequent time. To be effective, any waiver must be set forth in a writing signed by the waiving person or entity and must specifically refer to the condition(s) or provision(s) of this Agreement being waived.

                  12.3. HEADINGS. The headings of the Sections and sub-sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

                  12.4. BENEFICIARIES/REFERENCES. The Executive shall be entitled, to the extent permitted under applicable law and applicable Company plans, to select and change a beneficiary or beneficiaries to receive any compensation or benefit hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, references in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

                  12.5. SURVIVORSHIP. Except as otherwise set forth in this Agreement, the respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment.

                  12.6. WITHHOLDING TAXES. The Company may withhold from any amounts or benefits payable under this Agreement taxes that are required to be withheld pursuant to any applicable law or regulation.

                  12.7. GOVERNING LAW. This Agreement shall be governed, construed, performed and enforced in accordance with its express terms, and otherwise in accordance with the laws of the State of Illinois, without reference to principles of conflict of laws.

                  12.8. EXPENSES. The Company shall pay the Executive's costs of counsel incurred in reviewing and negotiating this Agreement and the agreements and documents contemplated hereby.


                  [REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  12.9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument. Signatures delivered by facsimile shall be deemed effective for all purposes.


         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the date and year first above written.

marchFIRST, INC.                         EXECUTIVE


By  /s/ Robert F. Bernard                 /s/ Thomas R. Metz
  ------------------------------          --------------------------------------
    Robert F. Bernard                     THOMAS R. METZ
    Chief Executive Officer

                                                                       EXHIBIT A


                             RESTRICTED STOCK AWARD


                  THIS STOCK AWARD ("AWARD") is granted effective this fifteenth day of September, 2000 (the "GRANT DATE") by marchFIRST, Inc., a Delaware corporation (together with its successors and assigns, the "Company") to Thomas
R. Metz (the "EXECUTIVE").

                  WHEREAS, the Executive and the Company have, effective as of the Grant Date, entered into an Executive Employment Agreement (the "EMPLOYMENT AGREEMENT") under which the Executive is to serve as President and Chief Operating Officer of the Company;

                  WHEREAS, the Company is of the opinion that its interests will be advanced by granting the Executive a proprietary interest in the Company, thus providing the Executive with a more direct stake in the Company's welfare and creating a closer relationship between the Executive's interests and those of the Company;

                  NOW, THEREFORE, in consideration of services rendered to the Company by the Executive and of the services and other conditions required hereunder and under the Employment Agreement, the Company hereby grants this Award to the Executive on the terms expressed herein.

                  1. STOCK AWARD. The Company hereby grants to the Executive an award of 300,000 shares of common stock of the Company (the "AWARD SHARES"), subject to the forfeiture and nontransferability provisions set forth in Sections 2 and 8, respectively, and the other terms and conditions set forth herein. The Award Shares are being issued without registration and, in addition to the limitations expressly imposed under this Agreement, may not be transferred except in compliance with the Securities Act of 1933, as amended (the "1933 ACT"); PROVIDED that (x) the Company agrees, for the avoidance of doubt, to treat the Executive's holding period for all Award Shares as commencing to run as of the Grant Date for purposes of determining whether transfers of Award Shares are eligible for an exemption from registration under Rule 144 promulgated under the 1933 Act (and under any successor to such Rule) and (y) the Company agrees, upon written request by the Executive, to use its best reasonable efforts to promptly register any unvested Award Shares on Form S-8 promulgated under the 1933 Act (or under any successor to such Form) to the extent that such Form (or successor) is then available for registering such Award Shares. The Company acknowledges that the Award Shares are fully earned as of the Grant Date, subject only to the passage of time and absence of forfeiture under Section 2.

                  2. FORFEITURE. If the Executive's employment with the Company (and all of its subsidiaries) terminates on or before the third anniversary of the Grant Date, in a Termination for Cause or a Voluntary Termination (as such terms are defined in the Employment Agreement), any Award Shares that are not yet vested as of the Termination Date (as such term is defined in the Employment Agreement) shall be immediately forfeited and promptly returned to the Company without any payment or other consideration for the returned shares. In connection therewith, the Executive agrees to promptly execute and deliver to the Company (x) stock powers endorsed in blank and (y) an irrevocable power of attorney, each to be used solely for the purpose of effecting such forfeiture and each to be in a form approved by the Executive (such approval not to be unreasonably withheld).

                  3. VESTING. On the first anniversary of the Grant Date, 100,000 of the Award Shares shall become vested and nonforfeitable if the Executive is then an employee of the Company or any of its subsidiaries. On the second anniversary of the Grant Date, an additional 100,000 of the Award Shares shall become vested and nonforfeitable if the Executive is then an employee of the Company or any of its subsidiaries. On the third anniversary of the Grant Date, the final 100,000 of the Award Shares shall become vested and nonforfeitable if the Executive is then an employee of the Company or any of its subsidiaries. The Award Shares shall also vest, and become nonforfeitable, upon
(x) any termination of the Executive's employment under the Employment Agreement that is not a Termination for Cause or a Voluntary Termination (as such terms are defined in the Employment Agreement) and (y) any Change of Control (as such term is defined in the Employment Agreement).

                  4. LEGEND. Certificates representing the Award Shares (and any stock or other securities received in respect of the Award Shares as contemplated by Section 6) shall bear a legend as follows:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON SEPTEMBER 15, 2000, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS AND OTHER AGREEMENTS SET FORTH IN A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND DATED SEPTEMBER 15, 2000, AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY

                  OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

Any legend, to the extent no longer factually correct, shall be amended, or removed, promptly upon reasonable request by the Executive.

                  5. DIVIDENDS. The Executive shall be entitled to receive and retain all dividends and other distributions paid, or due, on the Award Shares (whether vested or unvested) that have not been forfeited. The Executive shall not be entitled to receive any dividends or other distributions that are due and paid on Award Shares after such Award Shares have been forfeited.

                  6. ADJUSTMENTS AND CERTAIN DISTRIBUTIONS. In the event that the Company effects one or more stock splits, stock dividends or other increases of its common stock outstanding without receiving consideration therefor, any stock received by the Executive in respect of Award Shares that are then unvested shall be held by him subject to the same vesting and forfeiture provisions that applied to the Award Shares in respect of which such stock is received. In addition, any stock or other securities of any subsidiaries of the Company received by the Executive in respect of Award Shares that are then unvested shall also be held subject to the same vesting and forfeiture provisions that applied to the Award Shares in respect of which such stock or other securities is received.

                  7. NON-TRANSFERABILITY. This Award and the rights and privileges conferred by this Award are personal to the Executive. Award Shares may not, until vested, be sold, assigned, transferred, conveyed, pledged, hypothecated, encumbered, donated or otherwise disposed of in any way (whether by operation of law or otherwise), and any disposition or attempted disposition of unvested Award Shares shall be void and of no force or effect whatsoever. Unvested Award Shares shall not be subject to execution, attachment or similar process. Notwithstanding the foregoing, nothing in this Section 7 shall preclude the Executive from pledging unvested Award Shares to the Company.

                  8. THE EXECUTIVE'S REPRESENTATIONS.

         The Executive represents and warrants to the Company that:

         (a) The Executive is acquiring the Award Shares for his own account and not with a view to, or intention of, distribution thereof in violation of the 1933 Act, or any applicable state securities laws, and the Executive will not be dispose of Award Shares in contravention of the 1933 Act or any applicable state securities laws.

         (b) The Executive is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Award Shares.

                  9. NOT A CONTRACT OF EMPLOYMENT.

                  This Award does not entitle the Executive to be employed by the Company for any specific period of time.

                  IN WITNESS WHEREOF, marchFIRST has caused this Award to be granted on the date first above written.

                                         marchFIRST, Inc.


                                         By:  /s/ Robert F. Bernard
                                            ------------------------------------
                                                  Chief Executive Officer

ACCEPTED:

    /s/ Thomas R. Metz
-------------------------------------
Thomas R. Metz

                                                                       EXHIBIT B

                            GENERAL RELEASE AGREEMENT


                  This General Release ("AGREEMENT") is entered into by and between marchFirst, Inc. (together with its successors and assigns, the "COMPANY") and Thomas R. Metz (the "EXECUTIVE"). In consideration of the mutual promises set forth below, the Company and Executive agree and covenant as follows:

                  1. The Company shall provide Executive, at no expense to Executive, with outplacement services from a consultant in an amount not to exceed $ 10,000. Executive agrees to substantiate the expense of the outplacement services by providing the Company with invoices or other documentation deemed satisfactory by the Company.

                  2. Executive, on behalf of himself and his heirs, executors, administrators, attorneys, successors and assigns, hereby remises, releases, forever discharges and covenants not to sue the Company, its subsidiary and affiliated companies, and their current and former shareholders, directors, officers, attorneys, agents, employees, successors and assigns (the "RELEASED PARTIES"), with respect to all claims, suits, demands, actions or causes of action of any kind or nature whatsoever, whether the underlying facts are known or unknown, which Executive has had or now claims, pertaining to or arising out of Executive's employment by the Company or Executive's separation from employment with the Company, whether under any local, state or federal common law, statute, regulation or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended (including the Older Workers Benefit Protection Act), 42 U.S.C. ss. 1981, the Civil Rights Act of 1991, the Family and Medical Leave Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the Equal Pay Act, and the Illinois Human Rights Act, and any tort, contract or quasi-contract claims, except as hereinafter stated. This Agreement does not apply to contract claims against any person or entity other than the Company, to Executive's rights and the Company's obligations arising under, or preserved in, Section 4 of the Executive Employment Agreement entered into effective September 15, 2000 by and between the Company and Executive (the "Employment Agreement") (including, without limitation, rights to any vested benefits under stock options, stock awards or qualified benefit plans, rights in connection with investment opportunities that may be offered to Executive, and rights relating to prior sales of equity by the Executive (including, without limitation, his 1999 MMG purchase agreement)) or to any Workers' Compensation Act claim Executive may have.

                  3. Executive represents that Executive has not filed any charges, suits, claims or complaints against the Released Parties with respect to claims released under Section 2, and agrees not to do so in the future with respect to any such claims.

                  4. The Company understands and expressly acknowledges that Executive is not releasing or waiving any rights or claims that may arise after the date this Agreement is executed. Executive understands and expressly acknowledges that, in exchange for Executive's entry into this Agreement, Executive is receiving consideration in addition to anything of value to which Executive is already entitled.

                  5. Executive acknowledges that the Company has advised Executive to consult an attorney, at Executive's expense, with respect to this Agreement. Executive further acknowledges that Executive has twenty-one (21) days from receipt of this Agreement and its waiver and release provisions to accept and sign this Agreement and that Executive has seven (7) days to revoke acceptance of this Agreement and its waiver and release provisions after signing it. Notice of such revocation shall be provided to the attention of ____________________ and otherwise in accordance with the notice provisions of the Employment Agreement. Executive further acknowledges that Executive may waive the twenty-one day consideration period by requesting and executing a form for that purpose. The form may be requested from _________________. This Agreement shall not become effective until the revocation period has expired.

                  6. This Agreement is not, and shall not in any way be construed as, an admission by the Company that it has acted wrongfully with respect to Executive.

                  7. Executive acknowledges that Executive has carefully read and fully understands all of the provisions of this Agreement, and that Executive is knowingly, voluntarily and willfully entering into this Agreement.

                  8. Executive agrees that the terms of this Agreement are confidential and promises not to disclose any of the terms hereof (other than with the Company's prior written consent, which consent shall not be unreasonably withheld) to anyone with the exception of Executive's immediate family, financial advisors and attorneys, provided, however, this paragraph shall not prevent Executive from disclosing the terms hereof in the event Executive is compelled to testify regarding the same under subpoena in any criminal, civil or administrative proceeding.

                  9. Executive acknowledges that in executing this Agreement, Executive has not relied upon any representation by the Company that is not set forth in this Agreement or in the Employment Agreement.

                  10. This Agreement shall be construed and enforced pursuant to the laws of the State of Illinois as to substance and procedure, including all questions of conflicts of laws.

                      PLEASE READ THIS AGREEMENT CAREFULLY
                       IT CONTAINS A RELEASE OF ALL KNOWN
                               AND UNKNOWN CLAIMS


                                         marchFirst, Inc.


                                         By:
-----------------------------------         ------------------------------------
         Executive

-----------------------------------         ------------------------------------
             Date                                        Date

-----------------------------------
      Witness Signature

-----------------------------------
    Name of Witness (Printed)

-----------------------------------
       (Street Address)

-----------------------------------
     (City, State, Zip Code)

                                                                       EXHIBIT C

                               NOTICE TO EMPLOYEE

This is to notify you that pursuant to the Employee Patent Act (765 Illinois Compiled Statutes, Act 1060), the provisions of your Employment Agreement regarding the assignment of your rights in discoveries and inventions to marchFIRST, Inc. DOES NOT APPLY to an invention for which no equipment, supplies, facilities or trade secret information of marchFIRST, Inc. was used and which was developed entirely on your own time, unless (a) the invention relates (i) to the business of marchFIRST, Inc. or (ii) to marchFIRST, Inc.'s actual or demonstrably anticipated research or development, or (b) the invention results from or is the product of any work performed by you for marchFIRST, Inc. in the scope of your efforts on behalf of marchFIRST, Inc.


Acknowledged:



   /s/ Thomas R. Metz
----------------------------------
Name:    Thomas R. Metz
     -----------------------------
Date:       September 15, 2000
     -----------------------------

                                                                       EXHIBIT D

                                MarchFIRST, INC.

                            INDEMNIFICATION AGREEMENT

This Indemnification Agreement ("Agreement") is made as of this fifteenth day of September, 2000 by and between marchFIRST, Inc., a Delaware corporation (together with its successors and assigns, the "Company"), and Thomas R.
Metz ("Indemnitee").

         WHEREAS the Company and Indemnitee recognize the increasing difficulty in obtaining directors' and officers' liability insurance, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance;

         WHEREAS the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting officers and directors to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited; and

         WHEREAS the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law.

         NOW, THEREFORE, in consideration for Indemnitee's services as an officer or director of the Company, the Company and Indemnitee hereby agree as follows:

         1. INDEMNIFICATION.

                  a) THIRD PARTY PROCEEDINGS. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or any alternative dispute resolution mechanism, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee's conduct was unlawful.

                  b) PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, to the fullest extent permitted by law, amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

                  c) MANDATORY PAYMENT OF EXPENSES. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsections (a) and (b) of this
Section 1, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee in connection therewith.

                  d) INDEMNIFICATION AS WITNESS. Notwithstanding any other provision of this Agreement, to the extent Indemnitee is, by reason of the fact that he is or was an agent of the Company, a witness in any proceeding, Indemnitee shall be indemnified against any and all expenses actually and reasonably incurred by or for him in connection therewith.

         2. AGREEMENT TO SERVE. The Company and Indemnitee are entering into this Agreement in connection with also entering into an Employment Agreement effective as of September 15, 2000 (the "Employment Agreement"). Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.


         3. EXPENSES; INDEMNIFICATION PROCEDURE.

                  a) ADVANCEMENT OF EXPENSES. The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action, suit or proceeding referenced in Section 1(a) or (b) hereof (but not amounts actually paid in settlement of any such action, suit or proceeding). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to Indemnitee within thirty (30) days following delivery of a written request therefor by Indemnitee to the Company.

                  b) NOTICE/COOPERATION BY INDEMNITEE. Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give the Company notice in writing as soon as reasonably practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notices under this Agreement shall be given as provided in
Section 14. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

                  c) PROCEDURE. Any indemnification and advances provided for in
Section 1 and this Section 3 shall be made no later than thirty (30) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Company's Certificate of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within thirty (30) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 14 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. However, Indemnitee shall be entitled to receive interim payments of expenses pursuant to Subsection 3(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties' intention that if the Company contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including it Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

                  d) NOTICE TO INSURERS. If, at the time of the receipt of a notice of a claim pursuant to Section 3(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

                  e) SELECTION OF COUNSEL. In the event the Company shall be obligated under Section 3(a) hereof to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ his counsel in any such proceeding at Indemnitee's expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

         4. ADDITIONAL INDEMNIFICATION RIGHTS; NONEXCLUSIVITY.

                  a) SCOPE. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's Certificate of Incorporation, the Company's Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of Indemnitee's rights and Company's obligations, under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties' rights and obligations hereunder.

                  b) NONEXCLUSIVITY. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested Directors, the General Corporation Law of the State of Delaware, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding.

         5. PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

         6. MUTUAL ACKNOWLEDGEMENT. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

         7. OFFICER AND DIRECTOR LIABILITY INSURANCE. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company's performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if Indemnitee is, or was within the past six years, a director; or of the Company's officers, if Indemnitee neither is nor was a director of the Company but is, or was within the past six years, an officer. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.

         8. SEVERABILITY. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 8. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

         9. EXCEPTIONS. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

                  a) CLAIMS INITIATED BY INDEMNITEE. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under
Section 145 of the Delaware General Corporation Law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suit; or

                  b) LACK OF GOOD FAITH. To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

                  c) INSURED CLAIMS. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Company.

                  d) CLAIMS UNDER SECTION 16(B). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

         10. CONSTRUCTION OF CERTAIN PHRASES.

                  a) For purposes of this Agreement, references to the "Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

                  b) For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

         11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

         12. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee's estate, heirs, legal representatives and assigns.

         13. ATTORNEYS' FEES. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee's material defenses to such action were made in bad faith or were frivolous.

         14. NOTICE. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked or (iii) if given as provided in the Employment Agreement, on the date provided therein.

         15. CONSENT TO JURISDICTION. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

         16. CHOICE OF LAW. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware without regard to the conflict of law principles thereof.

         17. PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee's estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

         18. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

         19. AMENDMENT AND TERMINATION. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         20. INTEGRATION AND ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                         marchFIRST, Inc.


                                         By:    /s/ Robert F. Bernard
                                            ------------------------------------
                                                Chief Executive Officer

                                         Address: 311 South Wacker Drive/#3500
                                                  Chicago, Illinois 60606

AGREED TO AND ACCEPTED:

INDEMNITEE:

  /s/ Thomas R. Metz
-------------------------------------
Thomas R. Metz

Address: